As filed with the Securities and Exchange
Commission on July 30, 1997                         Registration No. 333-______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------
                                CHOICEPOINT INC.
               (Exact name of issuer as specified in its charter)

            Georgia                                      58-2309650
State or other jurisdiction of              (I.R.S. Employer Identification No.)
incorporation or organization)

                               1000 Alderman Drive
                            Alpharetta, Georgia 30202
                    (Address of principal executive offices)

                               -------------------
               CHOICEPOINT INC. 1997 OMNIBUS STOCK INCENTIVE PLAN
                   CHOICEPOINT INC. 401(K) PROFIT SHARING PLAN

                          To Be Funded in Part Through:

                      CHOICEPOINT INC. STOCK BENEFITS TRUST

                               -------------------
                            J. Michael de Janes, Esq.
                     General Counsel and Assistant Secretary
                                ChoicePoint Inc.
                               1000 Alderman Drive
                            Alpharetta, Georgia 30005
                                 (770) 752-5745
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:
                               B. Lynn Walsh, Esq.
                                Hunton & Williams
                         NationsBank Plaza - Suite 4100
                           600 Peachtree Street, N. E.
                           Atlanta, Georgia 30308-2216
                                 (404) 888-4031

                               -------------------
                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
Title of Securities to   Amount to be    Proposed Maximum     Proposed Maximum        Amount of
be Registered            Registered      Offering Price Per   Aggregate Offering      Registration Fee
                                         Share(1)             Price (1)
--------------------------------------------------------------------------------------------------------
Common Stock, $.10       7,000,000          $34.50              $241,500,000          $73,181.82
par value                  shares
========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices in the "when issued" market for the Registrant's Common Stock on the New York Exchange on July 25, 1997.

In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the ChoicePoint Inc. 401(k) Profit Sharing Plan (the "Plan").
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

          Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not required to be filed with the Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following document which has heretofore been filed by ChoicePoint Inc. (the "Registrant") with the Commission is incorporated by reference herein and shall be deemed to be a part hereof:

          (i) The Registrant's Registration Statement on Form S-1 (Registration No. 333-30297), filed with the Commission on June 30, 1997 (the "Form S-1"), which Form S-1 contains a description of the Registrant's Common Stock, $.10 par value per share (the "Common Stock").

          All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Georgia Business Corporation Code (the "Code") provides that a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and reasonably believed that (i) in the case of conduct in his or her official capacity, such conduct was in the best interests of the corporation; (ii) in all other cases, such conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe that such conduct was unlawful. A corporation may not indemnify a director in connection with (i) a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director met the relevant standard of conduct under the Code; or (ii) any proceeding with respect to conduct for which he or she was adjudged liable on the basis that a personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. A corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation (i) to the same extent as a director; and (ii) if he or she is not a director, to such further extent as may be provided by the Articles of Incorporation, the Bylaws, a resolution of the Board of Directors or contract, except for liability arising out of conduct that constitutes (i) an appropriation, in violation of his or her duties, of any business opportunity of the corporation; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) the types of liability for unlawful distributions as set forth in Section 14-2-832 of the Code; or (iv) the receipt of an improper personal benefit.

         Article VI of the Registrant's Articles of Incorporation provides for indemnification of the officers and directors of the Registrant to the fullest extent permitted by the Code. Such indemnification is not exclusive of any additional indemnification that the Registrant's Board of Directors may deem advisable or of any rights to which those indemnified may otherwise be entitled.
Article V of the Registrant's Bylaws generally provides that the Registrant shall indemnify a director or officer except for a director or officer who is adjudged liable to the Registrant or is subject to injunctive relief in favor of the Registrant for (i) any appropriation, in violation of his or her duties, of any business opportunity of the Registrant; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) the types of liability for unlawful distributions set forth in Section 14-2-832 of the Code; or (iv) any transaction from which he or she received an improper personal benefit. The Registrant's Bylaws obligate the Registrant, under certain circumstances, to advance expenses to its officers and directors who are parties to an action, suit or proceeding for which indemnification may be sought. The Registrant's Bylaws permit, but do not require, the Registrant to indemnify and advance expenses to employees or agents of the Registrant who are not officers or directors to the same extent and subject to the same conditions that a corporation could, without shareholder approval under Section 14-2-856 of the Code, indemnify and advance expenses to a director. Article V of the Registrant's Articles of Incorporation also provides that no director shall be liable to the Registrant or to its shareholders for monetary damages for any action taken, or any failure to take action, including, without limitation, for breach of duty of care or other duty as a director, except that there shall be no elimination or limitation of liability for any conduct described above in clauses (i) through (iv).

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          a. The following exhibits are furnished herewith or incorporated by reference into this Registration Statement:

Exhibit No.

3.01*             Articles of Incorporation of the Registrant, as amended.

3.02*             Bylaws of the Registrant, as amended.

4.01*             Specimen Stock Certificate.

5                 Opinion of Hunton & Williams.

10.01*            ChoicePoint Inc. 1997 Omnibus Stock Incentive Plan.

10.02*            ChoicePoint Inc. 401(k) Profit Sharing Plan.

23.1 Consent of Arthur Andersen LLP, independent public accountants.

23.2              Consent of Hunton & Williams (included as part of Exhibit 5).

24                Power of Attorney (included as part of signature page).

------------------------------

* Incorporated by reference to the exhibit of the same number in the Registrant's Registration Statement on Form S-1 (Registration No. 333-30297).

     b. The Registrant hereby undertakes to submit the ChoicePoint Inc. 401(k) Profit Sharing Plan, and any amendments thereto, to the Internal Revenue Service (the "IRS") in a timely manner and make all changes required by the IRS in order to qualify the ChoicePoint Inc. 401(k) Profit Sharing Plan under Section 401 of the Internal Revenue Code.

ITEM 9.   UNDERTAKINGS.

          (a)      The Registrant hereby undertakes:

                   1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on the 29th day of July, 1997.

                                CHOICEPOINT INC.

                                By:/s/ Derek V. Smith
                                   -------------------------------
                                  Name:   Derek V. Smith
                                  Title:  President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby authorizes each of Derek V. Smith and J. Michael de Janes to execute in the name of each such person, and to file any amendment, including any post-effective amendment, to the Registration Statement, making such changes in the Registration Statement as the Registrant deems appropriate, and appoints each of Messrs. Smith and de Janes as attorney-in-fact to sign in his or her behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the Registration Statement.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of July, 1997.

Signature                           Title
---------                           -----

/s/ Derek V. Smith                  President, Chief Executive Officer and Director
----------------------------        (Principal Executive Officer)
Derek V. Smith

/s/ Douglas C. Curling              Executive Vice President, Chief Financial Officer
----------------------------        and Treasurer (Chief Accounting Officer)
Douglas C. Curling


/s/ J. Michael de Janes             General Counsel and Assistant Secretary
----------------------------
J. Michael de Janes


/s/ James M. Denny                  Director
-----------------------------
James M. Denny

/s/ Daniel W. McGlaughlin           Director
-----------------------------
Daniel W. McGlaughlin


/s/ Julia B. North                  Director
-----------------------------
Julia B. North

/s/ C.B. Rogers, Jr.                Director
------------------------------
C.B. Rogers, Jr.


/s/ Charles I. Story                Director
------------------------------
Charles I. Story



         Pursuant to the requirements of the Securities Act, the Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 29th day of July, 1997.


                                    CHOICEPOINT INC. 401(k) PROFIT SHARING PLAN

                                    By:/s/ Donald E. McGuffey
                                       ------------------------------------
                                       Donald E. McGuffey, Plan Administrator

                                  EXHIBIT INDEX

Exhibit No.                              Description
-----------                              -----------
         3.01*             Articles of Incorporation of the Registrant, as amended.

         3.02*             Bylaws of the Registrant, as amended.

         4.01*             Specimen Stock Certificate.

         5                 Opinion of Hunton & Williams.

         10.01*            ChoicePoint Inc. 1997 Omnibus Stock Incentive Plan.

         10.02*            ChoicePoint Inc. 401(k) Profit Sharing Plan.

         23.1              Consent of Arthur Andersen LLP, independent public accountants.

         23.2              Consent of Hunton & Williams (included as part of Exhibit 5).

         24                Power of Attorney (included as part of signature page).

------------------------------

         * Incorporated by reference to exhibit of the same number in the Registrant's Registration Statement on Form S-1 (Registration No. 333-30297).